Exhibit 10.74

EXECUTION

AMENDMENT NO. 8

TO MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT

Amendment No. 8 to Mortgage Loan Participation Purchase and Sale Agreement, dated as of June 29, 2018 (this “Amendment”), by and among Bank of America, N.A. (“Purchaser”), PennyMac Loan Services, LLC (“Seller”) and Private National Mortgage Acceptance Company, LLC (“Guarantor”).

RECITALS

Purchaser, Guarantor and Seller are parties to that certain Mortgage Loan Participation Purchase and Sale Agreement, dated as of August 13, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing MLPSA”; and as further amended by this Amendment, the “MLPSA”).  The Guarantor is a party to that certain Amended and Restated Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of August 13, 2014, made by Guarantor in favor of Purchaser.

Purchaser, Seller and Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing MLPSA be amended to reflect certain agreed upon revisions to the terms of the Existing MLPSA.  As a condition precedent to amending the Existing MLPSA, Purchaser has required Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, Purchaser, Seller and Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing MLPSA is hereby amended as follows:

SECTION 1.   Definitions.  Section 1 of the Existing MLPSA is hereby amended by:

1.1       deleting the definitions of “Effective Date”,  “Expiration Date”,  “GNMA” and “Trade Assignment” in their entirety and replacing them with the following:

“Effective Date”:  July 2, 2018.

“Expiration Date”:  The earlier of (i) July 1, 2019, (ii) at Purchaser’s option, upon the occurrence of an Event of Default, and (iii) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

“GNMA” or “Ginnie Mae”:  Government National Mortgage Association or any successor thereto.

“Trade Assignment”:  A letter substantially in the form of Exhibit B that has been duly executed by an authorized representative of Seller (as set forth in the resolutions of the board of directors of Seller (or its equivalent governing body) as delivered to Purchaser) or, any additional signatory designated by such authorized representative of Seller to Purchaser from time to time (it being understood that the addition of a user on Purchaser’s warehouse lending website by an authorized representative of Seller shall be deemed a valid designation of such user as an additional signatory).

1.2       adding the following definitions in their proper alphabetical order:

“Anti-Money Laundering Laws”:  As defined in Section 9(a)(xiii).

“Beneficial Ownership Certification”:  A certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”:  31 C.F.R. § 1010.230.

“Sanctions”:  As defined in Section 9(a)(xiv).

“Takeout Investor”:  Any of (i) Bank of America, N.A., (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated or (iii) any other Approved Investor with which there is a duly executed and enforceable Trade Assignment in favor of Purchaser.

SECTION 2.  Takeout Investor.  The Existing MLPSA is hereby amended by deleting all references to “Approved Investor” (other than in the definition of “Approved Investor”) in their entirety and replacing them with “Takeout Investor”.

SECTION 3.  Procedures for Purchases of Participation Certificates; Facility Fee.  Section 2(b) of the Existing MLPSA is hereby amended by deleting such subsection in its entirety and replacing it with the following:

(b)        If Purchaser elects to purchase any Participation Certificate, Purchaser shall pay (i) to Seller, or (ii) upon the receipt of a Warehouse Lender’s Release, to the applicable Warehouse Lender, on the Purchase Date, the amount of the Purchase Price (less the Holdback Amount) for such Participation Certificate upon receipt of a duly executed and properly completed Participation Certificate; provided that, if the Purchase Price (less the Holdback Amount) is insufficient to pay the release amount due to the Warehouse Lender, Seller shall remit to Purchaser the difference between the Purchase Price (less the Holdback Amount) and such release amount and Purchaser shall remit the full release amount to the Warehouse Lender.  Effective upon (i) execution of the Participation Certificate by an authorized representative of Seller (as set forth in the resolutions of the board of directors of Seller (or its equivalent governing body) as delivered to Purchaser) or, any additional signatory designated by such authorized representative of Seller to Purchaser from time to time (it being understood that the addition of a user on Purchaser’s warehouse lending website by an authorized representative of Seller shall be deemed a valid designation of such user as an additional signatory) and (ii) delivery of such Participation Certificate to Purchaser, Seller hereby assigns to Purchaser all of Seller’s right, title and interest in and to such Participation Certificate and a 100% undivided beneficial interest in the Related Mortgage Loans.  In the event that Purchaser does not transmit such payment, (i) any Participation Certificate delivered by Custodian to Purchaser in anticipation of such purchase shall automatically be null and void, and (ii) Purchaser will not consummate the transactions contemplated in the applicable Trade Assignment.

SECTION 4.   Record Title to Mortgage Loans; Intent of Parties; Security Interest.  Section 8(c) of the Existing MLPSA is hereby amended by deleting such subsection in its entirety and replacing it with the following:

(c)        Purchaser and Seller confirm that the transactions contemplated herein are intended to be sales of the Participation Certificates by Seller to Purchaser rather than borrowings secured by the Participation Certificates.  In the event, for any reason, any transaction is construed by any court or regulatory authority as a borrowing rather than as a sale, Seller and Purchaser intend that Purchaser or its Assignee, as the case may be, shall have a perfected first priority security interest in Seller’s interest in the Participation Certificates; all of the servicing rights with respect to the Related Mortgage Loans, and all documentation and rights to receive documentation related to such servicing rights and the servicing of the Related Mortgage Loans; the Custodial Account and all amounts on deposit therein, the Related Mortgage Loans subject to each Participation Certificate, all documents, records (including, without limitation, Servicing Records and copies of all documentation in connection with the underwriting and origination of any Related Mortgage Loan that evidences compliance with the Ability to Repay Rule and the QM Rule), instruments and data evidencing the Related Mortgage Loans and the servicing thereof, the Securities to be issued as contemplated hereunder and all proceeds thereof, the Takeout Commitments, any funds of the Seller at any time deposited or held in the Over/Under Account and the proceeds of any and all of the foregoing (collectively, the “Collateral”), free and clear of adverse claims.  In any case, Seller hereby grants to Purchaser or its Assignee, as the case may be, a first priority security interest in and lien upon the Collateral, free and clear of adverse claims.  This Agreement shall constitute a security agreement, the Custodian shall be deemed to be an independent custodian for purposes of perfection of the security interest herein granted to Purchaser, and Purchaser or each such Assignee shall have all of the rights of a secured party under applicable law.  Without limiting the generality of the foregoing and for the avoidance of doubt, if any determination is made that the servicing rights with respect to the Related Mortgage Loans were not sold by Seller to Purchaser or that that such servicing rights are not an interest in the Related Mortgage Loans and are severable from the Related Mortgage Loans despite Purchaser’s and Seller’s express intent herein to treat them as included in the purchase and sale transaction, Seller hereby expressly pledges, assigns and grants to Purchaser a continuing first priority security interest in and lien upon the servicing rights and all documentation and rights to receive documentation related to such servicing rights and the servicing of each of the Related Mortgage Loans (the “Related Credit Enhancement”).  The Collateral and Related Credit Enhancement is hereby pledged as further security for Seller’s obligations to Purchaser hereunder.

SECTION 5.   Representations and Warranties.  Section 9 of the Existing MLPSA is hereby amended by (i) deleting “and” at the end of subsection (a)(xi); (ii) deleting “.” at the end of subsection (a)(xii) and replacing it with “;”; and (iii) adding the following new subsections (a)(xiii), (a)(xiv) and (a)(xx) at the end thereof:

(xiii)    Seller has complied with all applicable anti-money laundering laws and regulations, including, without limitation, the USA Patriot Act of 2001, as amended, and the Bank Secrecy Act of 1970, as amended (collectively, the “Anti Money

Laundering Laws”); Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Related Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the bona fide identity of the applicable Mortgagor and the origin of the assets used by said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

(xiv)     Neither Seller nor any of its Affiliates, officers, directors, partners or members, (i) is an entity or person (or to the Seller’s knowledge, owned or controlled by an entity or person) that (A) is currently the subject of any economic sanctions administered or imposed by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant authority (collectively, “Sanctions”) or (B) resides, is organized or chartered, or has a place of business in a country or territory that is currently the subject of Sanctions or (ii) is engaging or will engage in any dealings or transactions prohibited by Sanctions or will directly or indirectly use the proceeds of any transactions contemplated hereunder, or lend, contribute or otherwise make available such proceeds to or for the benefit of any person or entity, for the purpose of financing or supporting, directly or indirectly, the activities of any person or entity that is currently the subject of Sanctions; and

(xx)      The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

SECTION 6.   Covenants of Seller.  Section 10 of the Existing MLPSA is hereby amended by adding the following new subsection (o) at the end thereof:

(o)        Beneficial Ownership Certification.  Seller shall at all times either (i) ensure that the Seller has delivered to Purchaser a Beneficial Ownership Certification, if applicable, and that the information contained therein is true and correct in all respects, or (ii) deliver to Purchaser an updated Beneficial Ownership Certification within one (1) Business Day following the date on which the information contained in any previously delivered Beneficial Ownership Certification ceases to be true and correct in all respects.

SECTION 7.   Notices.  Section 20 of the Existing MLPSA is hereby amended by deleting such section in its entirety and replacing it with the following:

Notices.  Any notices, consents, elections, directions and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given when telecopied or delivered by overnight courier to, personally delivered to, or on the third day following the placing thereof in the mail, first class postage prepaid to, the parties hereto at the related address provided pursuant to Annex A or to such other address as either party shall give notice to the other party pursuant to this Section.  Notices to any Assignee shall be given to such address as the Assignee shall provide to Seller in writing.

SECTION 8.   Notice Information.  Annex A to the Existing MLPSA is hereby amended by deleting such annex in its entirety and replacing it with Annex A hereto.

SECTION 9.   Fees and Expenses.  Seller hereby agrees to pay to Purchaser, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Purchaser in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 10. Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

10.1     Delivered Documents.  On the Amendment Effective Date, the Purchaser shall have received this Amendment, executed and delivered by a duly authorized officer of Purchaser, Seller and Guarantor.

10.2     Facility Fee.  Seller shall have paid to Purchaser in immediately available funds that portion of the Facility Fee due and payable on the Amendment Effective Date.

SECTION 11. Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing MLPSA shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 12. Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 13. Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 14.           GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

SECTION 15. Reaffirmation of Guaranty.  The Guarantor hereby (i) agrees that the liability of Guarantor or rights of Purchaser under the Guaranty shall not be affected as a result of this Amendment, (ii) ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and (iii) acknowledges and agrees that such Guaranty is and shall continue to be in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Purchaser

By:	/s/ Adam Robitshek

Name: Adam Robitshek

Title: Vice President

Signature Page to Amendment No. 8 to Mortgage Loan Participation Purchase and Sale Agreement

PENNYMAC LOAN SERVICES, LLC, as Seller

By:	/s/ Pamela Marsh

Name: Pamela Marsh

Title: Managing Director, Treasurer

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, as Guarantor

By:	/s/ Pamela Marsh

Name: Pamela Marsh

Title: Managing Director, Treasurer

Signature Page to Amendment No. 8 to Mortgage Loan Participation Purchase and Sale Agreement

ANNEX A TO THE AMENDMENT

Annex A

PURCHASER NOTICES

Name:	Bank of America, N.A.
Address:	31303 Agoura Road Mail Code: CA6-917-02-63 Westlake Village, California 91361 Attention: Adam Gadsby, Managing Director
Telephone:	(818) 225-6541
Telecopy:	(213) 457-8707
Email:	Adam.Gadsby@baml.com

with copies to:

Name:	Bank of America, N.A.
Address:	One Bryant Park, 11th Floor Mail Code: NY1-100-11-01 New York, New York 10036 Attention: Eileen Albus, Director, Mortgage Finance
Telephone:	(646) 855-0946
Telecopy:	(646) 855-5050
Email:	Eileen.Albus@baml.com

Name:	Bank of America, N.A.
Address:	One Bryant Park Mail Code: NY1-100-17-01 New York, New York 10036 Attention: Amie Davis, Assistant General Counsel
Telephone:	(646) 855-0183
Telecopy:	(704) 409-0337
Email:	Amie.Davis@bankofamerica.com

SELLER NOTICES

Name:	PennyMac Loan Services, LLC
Address:	3043 Townsgate Road Westlake Village, California 91361 Attention: Pamela Marsh
Telephone:	(805) 330-6059
Email:	pamela.marsh@pnmac.com

with a copy to:

Name:	PennyMac Loan Services, LLC
Address:	3043 Townsgate Road Westlake Village, California 91361

Annex A-1

Attention: Jeff Grogin
Telephone:	(818) 224-7050
Email:	jeff.grogin@pnmac.com

GUARANTOR NOTICES

Name:	Private National Mortgage Acceptance Company, LLC
Address:	c/o PennyMac Loan Services, LLC 3043 Townsgate Road Westlake Village, California 91361 Attention: Pamela Marsh
Telephone:	(805) 330-6059
Email:	pamela.marsh@pnmac.com

with a copy to:

Name:	Private National Mortgage Acceptance Company, LLC
Address:	c/o PennyMac Loan Services, LLC 3043 Townsgate Road Westlake Village, California 91361 Attention: Jeff Grogin
Telephone:	(818) 224-7050
Email:	jeff.grogin@pnmac.com

Annex A-2